EXHIBIT P

TERMINATION OF JOINT FILING AND SOLICITATION AGREEMENT

November 7, 2023

Each of the undersigned is a party to that certain Joint Filing and Solicitation Agreement, dated as of May 18, 2023 (the “Joint Filing and Solicitation Agreement”). In accordance with Section 11 of the Joint Filing and Solicitation Agreement, each of the undersigned hereby agrees that the Joint Filing and Solicitation Agreement is terminated, effective immediately.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination of Joint Filing and Solicitation Agreement to be executed as of the day and year first above written.

ITC Rumba, LLC

By:	/s/ Elliott Cooperstone
	Name:	Elliot Cooperstone
	Title:	Managing Partner

/s/ Elliott Cooperstone
Elliot Cooperstone

EGGE, LLC

By:	/s/ Lewis Gold
	Name:	Lewis Gold
	Title:	Managing Partner

EG Advisors, LLC

By:	/s/ Lewis Gold
	Name:	Lewis Gold
	Title:	Managing Partner

/s/ Lewis Gold
Lewis Gold

Jaws Equity Owner 146, LLC

By:	/s/ Barry Sternlicht
	Name:	Barry Sternlicht
	Title:	Sole Member

/s/ Barry Sternlicht
Barry Sternlicht